UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 11, 2013
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Credit Agreement

On February 11, 2013, Blue Nile, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association (the “Lender”). The Credit Agreement provides for a $35,000,000 (the “Credit Limit”) unsecured, revolving credit facility. The term of the Credit Agreement is one (1) year.

Subject to the terms and conditions of th Credit Agreement, Lender shall make advances to the Company from time to time, until the termination date (“Revolving Loan”), with the aggregate principal amount outstanding at any one time not to exceed the Credit Limit. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note (the “Revolving Note”) made by the Company to the order of Lender. The interest on the Revolving Loan is the daily reset LIBOR rate plus 1.65%. The fee for the unused portion of the Credit Limit is equal to 0.15% per annum. During an event of default under the Credit Agreement, interest shall accrue at 3.0% in excess of the interest rate otherwise applicable.

Pursuant to the terms of the Credit Agreement, the Company must reduce the outstanding balance of the Revolving Loan to no more than zero for a minimum of 30 consecutive days annually. The Credit Agreement further provides that the Company maintain compliance with certain covenants, including, among other things: (1) maintenance by the Company of at least $20,000,000 in accounts with the Lender at the end of each fiscal quarter; and (2) maintenance by the Company of a fixed charge coverage ratio equal to at least 1.25 to 1.

The Credit Agreement also contains certain customary events of default, including, among other things: non-payment of any payment or reimbursement due under the Credit Agreement; material breach of a representation or warranty; failure to perform any term, covenant or agreement with Lender; cross-default on certain other indebtedness; defaults on other financial obligations; a material portion of the Company's property is affected by uninsured loss, destruction or condemnation; bankruptcy and insolvency events; final judgment on claims in excess of $1,000,000 not covered by insurance; and the revocation of any material governmental approval. Upon the occurrence of an event of default, the Lender may elect to terminate its commitment to make advances to the Company, declare amounts outstanding under the Credit Agreement immediately due and payable, or exercise its right to setoff against deposit accounts the Company has with the Lender or the Lender's affiliates.

A copy of the Credit Agreement and the Revolving Note is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though they were fully set forth herein. The description above is a summary of the terms of the Credit Agreement and Revolving Note, does not provide a complete description of the Credit Agreement and Revolving Note, and is qualified in its entirety by the complete text of each of the Credit Agreement and Revolving Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption “Credit Agreement,” which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1 Credit Agreement and Revolving Note, each dated February 11, 2013 between Blue Nile, Inc. and U.S. National Bank Association.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

Dated: February 12, 2013	By:	/s/ Terri K. Maupin
Terri K. Maupin
Chief Accounting Officer
(Principal Accounting Officer)

Dated: February 12, 2013	By:	/s/ David Binder
David Binder
Chief Financial Officer
(Principal Financial Officer)